UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2018

GW PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35892	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sovereign House, Vision Park Chivers Way, Histon Cambridge, CB24 9BZ Unted Kingdom (Address of principal executive offices)	CB24 9BZ (Zip Code)

(44) 1223 266800

Registrant’s telephone number,
including area code

N/A

(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2018, GW Pharmaceuticals plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which the Company (i) agreed to issue and sell 1,900,000 American Depositary Shares (“ADSs”) to the Underwriters at a price of $158.00 per ADS, and (ii) granted the Underwriters an option for 30 days to purchase up to an additional 285,000 ADSs that may be sold upon the exercise of such option by the Underwriters at the same price per ADS, with each ADS representing 12 of the Company’s ordinary shares, par value £0.001 per share, in an underwritten public offering pursuant to a registration statement on Form F-3ASR (File No. 333-217329) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”).

The Offering closed on October 5, 2018 and included the full exercise of the Underwriters option to purchase the additional 285,000 ADSs. The Company received gross proceeds from the Offering of approximately $345 million. The Company intends to use the net proceeds from the Offering to fund its launch commercialization activities for Epidiolex in the United States; pre-launch commercialization activities in Europe; further expansion of Epidiolex manufacturing capability to meet anticipated demand; expansion of the market opportunity for Epidiolex through continued clinical development; advancement of other pipeline opportunities; and working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants. The Company has also agreed in the Underwriting Agreement, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the Underwriters may be required to make because of such liabilities. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated by reference herein. A copy of the legal opinion and consent of Mayer Brown International LLP, relating to the ordinary shares underlying the ADSs is filed as Exhibit 5.1 hereto and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement referred to above.

Item 8.01 Other Events.

On October 2, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. On October 5, 2018, the Company issued a press release announcing that it had closed the Offering. A copy of this press release is attached as Exhibit 99.2 hereto incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing made by the Company under the Securities Act, or the Exchange Act, except as expressly set forth by the Company by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated October 2, 2018, by and between GW Pharmaceuticals plc and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters listed on Schedule I therein

5.1	Opinion of Mayer Brown International LLP, dated October 5, 2018

23.1	Consent of Mayer Brown International LLP (included in Exhibit 5.1)

99.1	Press Release, dated October 2, 2018

99.2	Press Release, dated October 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GW Pharmaceuticals plc

By:	/s/ Douglas B. Snyder
Name: Douglas B. Snyder
Title: Chief Legal Officer

Date: October 5, 2018